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                                                                     EXHIBIT 5.1

                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 McKinney, Suite 5100
                              Houston, Texas 77010

May 31, 2002

The Meridian Resource Corporation
1401 Enclave Parkway, Suite 300
Houston, Texas 77077

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-3 to be filed on or about the date hereof by The Meridian Resource Corporation, a Texas corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale by certain selling shareholders ("Selling Shareholders") of the Company of up to an aggregate of 14,347,368 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock").

         As counsel to the Company, we have examined such corporate records, documents and questions of law as we have deemed necessary or appropriate for the purposes of this opinion. In connection with such examination, we have assumed the genuineness of signatures and the conformity to the originals of the documents supplied to us as copies. As to various questions of fact material to this opinion, we have relied to the extent we deemed necessary upon statements of officers and representatives of the Company. Upon the basis of such examination, we are of the opinion that the 14,347,368 shares of Common Stock to be offered by the Selling Shareholders, when issued as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         The opinions expressed herein are limited exclusively to the laws of the State of Texas and the federal statutory laws and regulations of the United States of America. We consent to the filing of this opinion by the Company as an Exhibit to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" in the prospectus incorporated as part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.


                                  Very truly yours,

                                  /s/ FULBRIGHT & JAWORSKI L.L.P.

                                  Fulbright & Jaworski L.L.P.